Exhibit 5.1

CONYERS DILL & PEARMAN

Commerce House, Wickhams Cay 1
PO Box 3140, Road Town, Tortola
British Virgin Islands VG1110
T +1 284 852 1010

conyers.com

3 May 2021

Matter No.: 863400
852 2842 9530
Richard.Hall@conyers.com

Lianluo Smart Limited

Room 1000B3, 10th Floor

BeiKong Technology Building

No. 10 Baifuquan Road

Changping District, Beijing, 102200

People’s Republic of China

Dear Sir/ Madam,

Re: Lianluo Smart Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on Form F-1, as amended filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), relating to the registration of an aggregate Common Shares worth up to $34.5 million, of par value $0.021848 each of the Company (the “Offer Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement which is herein sometimes referred to as the “Document” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.1.	a copy of the certificate of incorporation, the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs at 5.00 on 29 April 2021; and

1.2.	copies of resolutions in writing of all of the directors of the Company dated 23 October 2020 (the “Resolutions”);

1.3.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs and dated 29 April 2021 and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Document and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	the validity and binding effect under the laws of the United States of America of the Registration Statement, and that the Registration Statement will be duly filed with the Commission;

2.7.	that upon issue of any Offer Shares by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.8.	the Company will have sufficient authorised but unissued Common Shares of par value $0.021848 each to issue the Offer Shares at the time of issue.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	When issued and paid for in accordance with the Registration Statement, the Offer Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with the Commission, which will be incorporated by reference into and deemed part of the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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